Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-207630) of our report dated March 30, 2016 related to the consolidated financial statements of Adesto Technologies Corporation, which appears in this Annual Report on Form 10-K.

/s/ Burr Pilger Mayer, Inc.

San Jose, California

March 30, 2016